UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021 (April 21, 2021)

MDC PARTNERS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-13718	98-0364441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Letter Agreement

On April 21, 2021, MDC Partners Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) by and among the Company, Broad Street Principal Investments, L.L.C., an affiliate of Goldman Sachs (“Broad Street”), Stonebridge 2017, L.P. (“Stonebridge LP”) and Stonebridge 2017 Offshore L.P. (“Stonebridge Offshore,” and, together with Broad Street and Stonbridge LP, the “Holders”). The Letter Agreement sets forth the definitive agreement contemplated by the first letter agreement by and among the Company and Broad Street entered into on December 21, 2020 (the “Original Letter Agreement”).

Pursuant to the Letter Agreement, subject to the consummation of the transactions (the “Transactions”) contemplated by the transaction agreement, dated December 21, 2020, by and among Stagwell Media LP, the Company, New MDC LLC (“New MDC”) and Midas Merger Sub 1 LLC., New MDC will redeem from Broad Street $30 million of the series 4 preferred shares of New MDC held by the Holders (the “New MDC Series 4 Preferred Shares”) in exchange for either (i) $25 million in cash or (ii) a $25 million subordinated loan with a 3-year maturity (the “Loan” and such option, the “Loan Option”). The remainder of the New MDC Series 4 Preferred Shares will be exchanged for series 8 convertible preferred shares of New MDC (the “New MDC Series 8 Preferred Shares”). Pursuant to the Letter Agreement, (A) the Company and the Holders agreed to enter into the following agreements, contingent upon the closing (the “Closing”) of the Transactions, the forms of which were each attached as exhibits thereto: (i) an amendment (the “SPA Amendment”) to the securities purchase agreement, dated as of February 14, 2017 (the “Original SPA”), (ii) a letter agreement (the “OpCo Letter Agreement”) with respect to the A&R OpCo LLC Agreement (as defined in the Company’s registration statement on Form S-4, originally filed on February 8, 2021 and as amended on March 29, 2021 and April 21, 2021 (the “Form S-4”)), and (iii) if MDC elects the Loan Option, the Loan and (B) the Company agreed, contingent upon the Closing, to file with the Delaware Secretary of State the certificate of designation for the Series 8 Convertible Preferred Shares (the “Certificate of Designation”), the form of which was attached as an exhibit thereto.

Certificate of Designation

The terms of the New MDC Series 8 Preferred Shares shall be set forth in the Certificate of Designation and will generally mirror the terms of the series 4 convertible preference shares of the Company (the “Series 4 Shares”), as described in the Company’s Form 8-K filed on February 15, 2017 (the “Series 4 8-K”), except as set forth below.

Conversion Price Adjustment

Pursuant to the terms of the Certificate of Designation and subject to the termination of waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the holders of the New MDC Series 8 Preferred Shares will have the right to convert their New MDC Series 8 Preferred Shares, in whole or in part at any time and from time to time into a number of Class A subordinate voting shares of New MDC (the “Class A Shares”) equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Conversion Price”). The initial liquidation preference of each New MDC Series 8 Preferred Share will take into account the increase in the initial liquidation preference of the Series 4 Shares since the issuance date of the Series 4 Shares through the last quarterly compounding date prior to issuance of the New MDC Series 8 Preferred Shares, as increased by the current 8% accretion rate of the Series 4 Shares from the most recent quarterly compounding date to the date of the issuance of the New MDC Series 8 Preferred Shares plus any accrued but unpaid dividends with respect to the Series 4 Shares as of the most recent quarterly compounding date. The initial Conversion Price will be $5.00 per New MDC Series 8 Preferred Share, subject to customary adjustments for share splits and combinations, dividends, recapitalizations and other matters, including weighted average anti-dilution protection for certain issuances of equity or equity-linked securities.

Accretion Rate Adjustment

The New MDC Series 8 Preferred Shares will have a liquidation preference that accretes at 8.0% per annum, compounded quarterly through March 6, 2022, following which the accretion rate will decrease to 6.00% from and after March 7, 2022 through March 14, 2024, and following which the accretion rate will decrease to 0% per annum. Holders of the New MDC Series 8 Preferred Shares will be entitled to dividends in an amount equal to any dividends that would have been payable on the Class A Shares issuable upon conversion of the New MDC Series 8 Preferred Shares. The New MDC Series 8 Preferred Shares will be convertible at New MDC’s option (i) until March 7, 2022, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Conversion Price or (ii) following March 7, 2022, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least equal to the then-applicable Conversion Price.

Certain Rights Under the CBCA and A&R OpCo LLC Agreement

New MDC Series 8 Preferred Shares will not entitle their holders to vote in the election of directors. Other than as required by applicable law, holders of the New MDC Series 8 Preferred Shares will not have voting rights, provided that (i) the holders of the New MDC Series 8 Preferred Shares will be entitled to certain rights that the holders of the Series 4 Shares currently have under the Canada Business Corporations Act, including that New MDC will not, without the approval of holders of a majority of the New MDC Series 8 Preferred Shares, amend its organizational documents and (ii) New MDC will not effect any amendment of the A&R OpCo LLC Agreement in a way adverse to the holders of the rights or privileges of the Holders of the New MDC Series 8 Preferred Shares.

SPA Amendment

The terms of the Original SPA, as described in Series 4 8-K, will continue to apply to the New MDC Series 8 Preferred Shares and New MDC as they do to the Series 4 Preferred Shares and the Company, respectively, except as set forth below.

Board Representation

Pursuant to the SPA Amendment, the Holders will continue to have the right to appoint one nominee designated by the Purchaser to the board of directors or New MDC. The Purchaser nominee will be Bradley J. Gross, a managing director of Goldman Sachs. For so long as the Holders have the right to nominate a director to the Board, New MDC will agree to include such person in its slate of nominees for election to the board of directors of New MDC and to use its reasonable best efforts to cause the election of such nominee. The Holders’ right to nominate a director will end when the Holders cease to beneficially own at least 50% of the outstanding New MDC Series 8 Preferred Shares (the “Minimum Ownership Threshold”).

Participation Rights

Pursuant to the SPA Amendment, New MDC will agree, subject to certain exceptions, that until the Holders cease to meet the Minimum Ownership Threshold, the Holders will, in addition to the option to purchase its pro rata share of any proposed issuance by New MDC of any common shares or preferred shares of New MDC, have the option to participate in any proposed issuance of common units or preferred units of OpCo (as defined in the Form S-4).

Consent Rights and Qualifying Transactions

Pursuant to the SPA Amendment, New MDC will agree with the Holders, until the Holders cease to hold New MDC Series 8 Preferred Shares representing at least 2% of the aggregate voting power of the outstanding Class A Shares, assuming exercise, conversion or exchange of all outstanding securities, subject to certain exceptions, not to become party to certain change in control transactions other than a qualifying transaction in which holders of New MDC Series 8 Preferred Shares are entitled to receive cash or qualifying listed securities with a value at least equal to the then-applicable liquidation preference plus accrued and unpaid dividends.

OpCo Letter Agreement

Pursuant to the OpCo Letter Agreement, New MDC will agree: (i) to enforce its rights against OpCo in the event OpCo does not comply with Section 3.7 of the A&R OpCo LLC Agreement (which section will provide that the terms of the Series 8 Preferred Units of OpCo will mirror the terms of the New MDC Series 8 Preferred Shares), (ii) to not permit Section 3.7 of the A&R OpCo LLC Agreement to be waived, modified, or amended in any manner which adversely affects the rights, preferences, or privileges of any of the Holders without the prior consent of the Holders, and (iii) in the event New MDC withdraws as a Member of OpCo (as defined in the A&R OpCo LLC Agreement) or a new Manager of OpCo (as defined in the A&R OpCo LLC Agreement) is appointed, New MDC shall cause the new Manager to execute the OpCo Letter Agreement to the Holders.

Loan

The $25 million Loan would accrue interest at 8.0% per annum and would be pre-payable at any time at par without penalty.

The description contained herein of the Letter Agreement, the Certificate of Designation, the SPA Amendment, the OpCo Letter Agreement, the Loan, and the New MDC Series 8 Preferred Shares is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-4 filed on April 21, 2021, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Goldman Letter Agreement, dated as of April 21, 2021, by and among MDC Partners Inc., Broad Street Principal Investments, L.L.C., Stonebridge 2017, L.P. and Stonebridge 2017 Offshore, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-4 filed on April 21, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021

MDC Partners Inc.

By:	/s/ David Ross
David Ross
Executive Vice President and General Counsel